EXHIBIT 99.1

PTC ANNOUNCES THIRD QUARTER FISCAL YEAR 2019 RESULTS

Strong Subscription Revenue Growth with Margins at High End of ASC 605 Guidance;
Resets FY19 Outlook; Updates $850 Million Free Cash Flow Target to 2024

BOSTON, MA, July 24, 2019 - PTC (NASDAQ: PTC) today reported financial results for its fiscal third quarter 2019.

Financial Summary - ASC 606 (1)

●
Revenue of $295 million
●
GAAP net loss was $15 million or ($0.13) per diluted share; non-GAAP net income was $27 million or $0.23 per diluted share
●
GAAP operating margin of 3%; non-GAAP operating margin of 13%

Financial Summary ASC 605 (1)

●
Revenue of $322 million
●
GAAP net income was $12 million or $0.10 per diluted share; non-GAAP net income was $42 million or $0.36 per diluted share
●
GAAP operating margin of 10%; non-GAAP operating margin of 19%

(1)  We adopted ASC 606 on October 1, 2018, which impacted our reported financial results, including the timing and classification of revenue. For comparability purposes, and unless otherwise specified, the amounts included in the commentary below refer to results under ASC 605, as shown in our financial statements, including the notes thereto.

“We delivered solid third quarter financial performance reflecting the strength of our subscription model,” said James Heppelmann, President and CEO, PTC. “Momentum in our growth business continues to be strong where we had five deals with bookings of over $1 million, as customers increasingly leverage our IoT and AR offerings to enable digital transformation.”

Heppelmann added, “The transition to a subscription business model plus operational changes we have made this year, which are important elements to our long-term success, have created some short-term headwinds in the business, but the balance of the business is performing well. We remain excited about the growth opportunities in the market and our unparalleled competitive position, backed by important strategic alliances and partner relationships. PTC is well-positioned to continue creating substantial value for our customers and shareholders.”

Other third quarter 2019 results:
Additional operating and financial highlights are set forth below. Information about our bookings and other reporting measures is provided below. For additional details, please refer to the prepared remarks and financial data tables that have been posted to the Investor Relations section of our website at www.investor.ptc.com.

Additional Operating Highlights:

License and subscription bookings: Q3’19 license and subscription bookings were $109 million, a decrease of 3% YoY or 1% in constant currency.

Software revenue: Q3’19 software revenue was $282 million, an increase of 3% year over year or 6% in constant currency.

Recurring Software revenue: Q3’19 recurring software revenue was $271 million, an increase of 9% year over year or 13% in constant currency.

IoT software revenue: Q3’19 IoT software revenue was $38 million, up 21% year over year or 24% on a constant currency basis, driven by subscription revenue growth of 35% year over year or 38% on a constant currency basis.

Annualized recurring revenue (ARR): Q3’19 ARR was $1,088 million, an increase of 9% year over year, or 13% in constant currency.

Deferred revenue: Billed deferred revenue in the third quarter increased 14% year over year to $551 million. Total deferred revenue – billed and unbilled - increased $105 million year over year. Billed deferred revenue primarily relates to software agreements invoiced to customers for which the revenue has not yet been recognized. Billed deferred revenue fluctuates quarterly based upon the contractual billing dates in our recurring revenue contracts, and the timing of our fiscal reporting periods. Additionally, total deferred revenue is impacted by changes in FX rates and the length of new and renewal contracts.

Operating cash flow and free cash flow: Operating cash flow in the third quarter was $68 million, up 37% over Q3’18, and free cash flow was $59 million, up 42% over Q3’18. Free cash flow in Q3’19 includes cash payments of approximately $3 million related to our restructuring plan, including the relocation of our headquarters.

Total cash, cash equivalents, and marketable securities: As of the end of the third quarter total cash, cash equivalents, and marketable securities was $322 million and total debt, net of deferred issuance costs, was $699 million. During the third quarter we used $25 million to repurchase 287,000 shares at an average price of $87. Additionally, we paid down $40 million towards our revolving credit facility. We also retired 3 million shares at no cost related to the ASR initiated in the fourth quarter of fiscal 2018.

Management's Financial Outlook:
The Company's fourth quarter and fiscal year 2019 revenue and diluted earnings per share guidance is provided below. The revenue and diluted earnings per share guidance is provided on both a GAAP and a non-GAAP basis, and in accordance with both ASC 606 and ASC 605. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction costs, restructuring charges and measurement-period adjustments related to the Tax Cuts and Jobs Act.

Kristian Talvitie, EVP and CFO, said, “Given our year-to-date performance and our revised outlook for the fourth fiscal quarter, we believe it is prudent to reset our long-term financial targets. We remain committed to delivering $850M in free cash flow, but now expect to achieve this target in fiscal 2024. We will provide more detail around our FY’20 and long-range targets under ASC 606 following the end of this fiscal year.”

Fiscal 2019 Business Outlook – ASC 606
For the fourth quarter and fiscal year ending September 30, 2019, the company expects:

In millions except per share amounts
Operating Measures (1)	Q4’19 Low	Q4’19 High	FY’19 Low	FY’19 High

Subscription ACV	$62	$67	$192	$197
License and Subscription Bookings	$135	$145	$458	$468
Subscription % of Bookings	93%	93%	84%	84%

(1) An explanation of the metrics included in this table is provided below.

Financial Measures(1)	Q4’19 Low	Q4’19 High	FY’19 Low	FY’19 High
Subscription Revenue	$181	$190	$601	$609
Perpetual Support Revenue	$97	$99	$412	$414
Total Recurring Software Revenue	$278	$289	$1,013	$1,024
Perpetual License Revenue	$9	$11	$70	$72
Total Software Revenue	$287	$300	$1,083	$1,096
Professional Services Revenue	$41	$43	$166	$168
Total Revenue	$328	$343	$1,249	$1,264

Operating Expense (GAAP)	$216	$218	$880	$882
Operating Expense (Non-GAAP)	$186	$188	$723	$725
Operating Margin (GAAP)	9%	12%	4%	5%
Operating Margin (Non-GAAP)	21%	24%	19%	20%
Tax Rate (GAAP)	0%	0%	70%	70%
Tax Rate (Non-GAAP)	16%	16%	16%	16%
Shares Outstanding	116	116	118	118
EPS (GAAP)	$0.16	$0.28	$0.01	$0.05
EPS (Non-GAAP)	$0.42	$0.52	$1.43	$1.53
Free Cash Flow			$235	$245
Adjusted Free Cash Flow			$260	$270

(1) The fourth quarter and fiscal 2019 non-GAAP operating expense, non-GAAP operating margin and non-GAAP EPS guidance exclude the estimated items outlined in the table below, as well as any tax effects and discrete tax items (which are not known nor reflected). Adjusted free cash flow excludes $25 million of restructuring payments related to our workforce realignment and headquarters relocation.

In millions	Q4’19	FY’19

Effect of acquisition accounting on fair value of acquired deferred revenue	$0	$1
Acquisition-related charges	$0	$1
Restructuring and headquarters relocation charges (1)	$0	$45
Intangible asset amortization expense	$13	$51
Stock-based compensation expense	$27	$98
Total Estimated Pre-Tax GAAP adjustments	$40	$196

(1) Includes $16 million related to our workforce realignment recorded in the first quarter of 2019 and $29 million recorded in the first and second quarters of 2019 related to lease commitments and accelerated depreciation expense associated with exiting the Needham headquarters facility and relocating to our new worldwide headquarters in the Boston Seaport District, which occurred in January 2019.

Fiscal 2019 Business Outlook – ASC 605
For the fourth quarter and fiscal year ending September 30, 2019, the company expects:

In millions except per share amounts
Operating Measures (1)	Q4’19 Low	Q4’19 High	FY’19 Low	FY’19 High

Subscription ACV	$62	$67	$192	$197
License and Subscription Bookings	$135	$145	$458	$468
Subscription % of Bookings	93%	93%	84%	84%

(1) An explanation of the metrics included in this table is provided below.

Financial Measures(1)	Q4’19 Low	Q4’19 High	FY’19 Low	FY’19 High
Subscription Revenue	$183	$188	$665	$670
Perpetual Support Revenue	$98	$100	$410	$412
Total Recurring Software Revenue	$281	$288	$1,076	$1,083
Perpetual License Revenue	$9	$10	$73	$74
Total Software Revenue	$290	$298	$1,148	$1,156
Professional Services Revenue	$40	$40	$159	$159
Total Revenue	$330	$338	$1,307	$1,315

Operating Expense (GAAP)	$219	$220	$897	$899
Operating Expense (Non-GAAP)	$189	$191	$740	$742
Operating Margin (GAAP)	9%	11%	7%	8%
Operating Margin (Non-GAAP)	21%	22%	22%	23%
Tax Rate (GAAP)	50%	50%	50%	50%
Tax Rate (Non-GAAP)	17%	16%	18%	18%
Shares Outstanding	116	116	118	118
EPS (GAAP)	$0.09	$0.11	$0.23	$0.25
EPS (Non-GAAP)	$0.42	$0.47	$1.73	$1.78
Free Cash Flow			$235	$245
Adjusted Free Cash Flow			$260	$270

(1) The fourth quarter and fiscal 2019 non-GAAP operating expense, non-GAAP operating margin and non-GAAP EPS guidance exclude the estimated items outlined in the table below, as well as any tax effects and discrete tax items (which are not known nor reflected). Adjusted free cash flow excludes $25 million of restructuring payments related to our workforce realignment and headquarters relocation.

In millions	Q4’19	FY’19

Effect of acquisition accounting on fair value of acquired deferred revenue	$0	$1
Acquisition-related charges	$0	$1
Restructuring and headquarters relocation charges (1)	$0	$45
Intangible asset amortization expense	$13	$51
Stock-based compensation expense	$27	$98
Total Estimated Pre-Tax GAAP adjustments	$40	$196

(1) Includes $16 million related to our workforce realignment recorded in the first quarter of 2019 and $29 million recorded in the first and second quarters of 2019 related to lease commitments and accelerated depreciation expense associated with exiting the Needham headquarters facility and relocating to our new worldwide headquarters in the Boston Seaport District, which occurred in January 2019.

PTC’s Fiscal Third Quarter Results Conference Call, Prepared Remarks and Data Tables
Prepared remarks and financial data tables have been posted to the Investor Relations section of our website at ptc.com. The Company will host a management presentation to discuss results at 5:00 pm ET on Wednesday, July 24, 2019. To access the live webcast, please visit PTC’s Investor Relations website at investor.ptc.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. To participate in the live conference call, dial 773-799-3757 or 800-857-5592 and provide the passcode PTC. The call will be recorded, and a replay will be available for 10 days following the call by dialling 888-403-4669 and entering the passcode 8020. The archived webcast will also be available on PTC’s Investor Relations website.

Bookings Metrics
We offer both perpetual and subscription licensing options to our customers, as well as monthly software rentals for certain products. Given the difference in revenue recognition between the sale of a perpetual software license and a subscription, we use bookings for internal planning, forecasting and reporting of new license and cloud services transactions (as subscription bookings includes cloud services bookings).

In order to normalize between perpetual and subscription licenses, we define subscription bookings as the subscription annualized contract value (subscription ACV) of new subscription contracts multiplied by a conversion factor of 2. We arrived at the conversion factor of 2 by considering a number of variables including pricing, support, length of term, and renewal rates. We define subscription ACV as the total value of a new subscription contract (which may include annual values that increase over time and without regard to contractual termination options) divided by the term of the contract (in days) multiplied by 365. If the term of the subscription contract is less than a year, and is not associated with an existing contract, the booking is equal to the total contract value. Beginning in Q3’18, minimum ACV commitments under our Strategic Alliance Agreement with Rockwell Automation are included in subscription ACV if the period-to-date minimum ACV commitment exceeds actual ACV sold under the Agreement.

License and subscription bookings equal subscription bookings (as described above) plus perpetual license bookings. Because subscription bookings is a metric we use to approximate the value of subscription sales if sold as perpetual licenses, it does not represent the actual revenue that will be recognized with respect to subscription sales or that would be recognized if the sales were perpetual licenses, nor does the annualized value of monthly software rental bookings represent the value of any such booking.

Total Deferred Revenue
Total Deferred Revenue consists of Billed Deferred Revenue and Unbilled Deferred Revenue.

Billed Deferred Revenue primarily relates to software agreements invoiced to customers for which the revenue has not yet been recognized. Billed deferred revenue can fluctuate quarterly based upon the contractual billing dates in our recurring revenue contracts and the timing of our fiscal reporting periods. Additionally, total deferred revenue is impacted by changes in FX rates and the length of new and renewal contracts.

Unbilled Deferred Revenue is the aggregate of booked orders for license, support and subscription (including multi-year subscription contracts with start dates after October 1, 2018 that are subject to a limited annual cancellation right) for which the associated revenue has not been recognized and the customer has not been invoiced. We do not record unbilled deferred revenue on our Consolidated Balance Sheet; we record such amounts as deferred revenue when we invoice the customer.

Software Revenue
Any reference to “total recurring software revenue” or “recurring software revenue” means the sum of subscription revenue and support revenue. Any reference to “total software revenue” or “software revenue” means the sum of subscription revenue, support revenue and perpetual license revenue. “Subscription revenue” includes cloud services revenue.

Navigate Allocation
Revenue and bookings for our Navigate™ ThingWorx®-based IoT solution for PLM are allocated 50% to Solutions and 50% to IoT.

Annualized Recurring Revenue (ARR) - Under ASC605
To help investors understand and assess the success of our subscription transition, we provide an Annualized Recurring Revenue operating measure. Annualized Recurring Revenue (ARR) for a given quarter is calculated by dividing the portion of non-GAAP software revenue attributable to subscription and support for the quarter by the number of days in the quarter and multiplying by 365. (A related metric is Subscription ARR, which is calculated by dividing the portion of non-GAAP revenue attributable to subscriptions for the quarter by the number of days in the quarter and multiplying by 365.) ARR should be viewed independently of revenue and deferred revenue as it is an operating measure and is not intended to be combined with or to replace either of those items. ARR is not a forecast of future revenue, which can be impacted by contract expiration and renewal rates and does not include revenue reported as perpetual license or professional services revenue in our Consolidated Statement of Income. Subscription and support revenue and ARR disclosed in a quarter can be impacted by multiple factors, including but not limited to (1) the timing of the start of a contract or a renewal, including the impact of on-time renewals, support win-backs, and support conversions, which may vary by quarter, (2) the ramping of committed monthly payments under a subscription agreement over time, (3) multiple other contractual factors with the customer including other elements sold with the subscription or support contract, and (4) the impact of currency fluctuations. These factors can cause disclosed ARR to vary.

Foreign Currency Impacts on our Business
We have a global business, with Europe and Asia historically representing approximately 60% of our revenue, and fluctuation in foreign currency exchange rates can significantly impact our results. We do not forecast currency movements; rather we provide detailed constant currency commentary.

Constant Currency Change Metric
Year-over-year changes in revenue and bookings on a constant currency basis compare reported results excluding the effect of any hedging converted into U.S. dollars based on the corresponding prior year’s foreign currency exchange rates to reported results for the comparable prior year period.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on our financial results and such items often recur. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Non-GAAP revenue, non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: fair value of acquired deferred revenue, fair value adjustment to deferred services cost, stock-based compensation, amortization of acquired intangible assets, acquisition-related and other transactional charges included in general and administrative costs, restructuring and headquarters relocation charges, and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” beginning on page 35 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

A reconciliation of non-GAAP measures to GAAP results is provided within this press release.

PTC also provides information on “free cash flow” and “adjusted free cash flow” to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goal of returning approximately 40% of our free cash flow to shareholders via stock repurchases. Free cash flow is net cash provided by (used in) operating activities less capital expenditures; adjusted free cash flow is free cash flow excluding restructuring payments and certain identified non-ordinary course payments. Free cash flow and adjusted free cash flow are not measures of cash available for discretionary expenditures.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our future financial and growth expectations and targets, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may deteriorate due to, among other factors, the geopolitical environment, including the focus on technology transactions with non-U.S. entities and potential expanded prohibitions, and ongoing trade tensions and tariffs; customers may not purchase our solutions or convert existing support contracts to subscription when or at the rates we expect; our businesses, including our Internet of Things (IoT), and Augmented Reality businesses, may not expand and/or generate the revenue we expect; foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense; the mix of revenue between license & subscription solutions, support and professional services could be different than we expect, which could impact our EPS results; our transition to subscription-only licensing could adversely affect sales and revenue; sales of our solutions as subscriptions may not have the longer-term effect on revenue and earnings that we expect; bookings associated with minimum ACV commitments under our Strategic Alliance Agreement with Rockwell Automation may not result in subscription contracts sold through to end-user customers; our strategic initiatives and investments may not generate the revenue we expect; we may be unable to expand our partner ecosystem as we expect and our partners may not generate the revenue we expect; we may be unable to generate sufficient operating cash flow to return 40% of free cash flow to shareholders and other uses of cash or our credit facility limits or other matters could preclude share repurchases. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

About PTC (NASDAQ: PTC)
PTC unleashes industrial innovation with award-winning, market-proven solutions that enable companies to differentiate their products and services, improve operational excellence, and increase workforce productivity. With PTC, and its partner ecosystem, manufacturers can capitalize on the promise of today’s new technology to drive digital transformation.

PTC.com           @PTC           Blogs

PTC Investor Relations Contacts
Tim Fox, 781-370-5961	Noelle Faris, 781-370-6899
tifox@ptc.com	nfaris@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	June 29,	June 29,	June 30,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605

Revenue:
Subscription license	$53,705
Subscription support & cloud services	90,159
Total Subscription	143,864	$171,631	$126,712
Perpetual support	100,328	99,664	121,127
Total recurring revenue	244,192	271,295	247,839
Perpetual license	9,213	10,644	25,780
Total software revenue	253,405	281,939	273,619
Professional services	42,081	40,471	41,158
Total revenue (1)	295,486	322,410	314,777

Cost of revenue:
Cost of software revenue (2) (3)	47,092	46,604	46,273
Cost of professional services revenue (2) (3)	35,613	34,629	35,360
Total cost of revenue	82,705	81,233	81,633

Gross margin	212,781	241,177	233,144

Operating expenses:
Sales and marketing (2) (3)	108,202	113,533	107,801
Research and development (2) (3)	60,590	60,590	61,221
General and administrative (2) (3)	28,773	28,773	33,098
Amortization of acquired intangible assets	5,920	5,920	7,850
Restructuring and other charges, net	(9)	(9)	1,627
Total operating expenses	203,476	208,807	211,597

Operating income	9,305	32,370	21,547
Other expense, net (3)	(9,790)	(10,080)	(11,576)
Income (loss) before income taxes	(485)	22,290	9,971
Provision (benefit) for income taxes	14,273	10,585	(7,026)
Net income (loss)	$(14,758)	$11,705	$16,997

Earnings (loss) per share:
Basic	$(0.13)	$0.10	$0.15
Weighted average shares outstanding	116,133	116,133	115,774

Diluted	$(0.13)	$0.10	$0.14
Weighted average shares outstanding	116,133	117,019	117,500

(1)	See supplemental financial data for revenue by license, support, and professional services.
(2)	See supplemental financial data for additional information about stock-based compensation.
(3)	Periods prior to 2019 reflect immaterial expense reclassifications in connection with the adoption of new pension accounting prescribed in Accounting Standards Update 2017-07.

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Nine Months Ended
	June 29,	June 29,	June 30,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605

Revenue:
Subscription license	$168,762
Subscription support & cloud services	250,811
Total Subscription	419,573	$482,114	$339,651
Perpetual support	315,242	312,453	379,007
Total recurring revenue	734,815	794,567	718,658
Perpetual license	61,354	63,661	82,604
Total software revenue	796,169	858,228	801,262
Professional services	124,457	118,438	128,041
Total revenue (1)	920,626	976,666	929,303

Cost of revenue:
Cost of software revenue (2) (3)	136,601	134,803	139,078
Cost of professional services revenue (2) (3)	103,360	99,593	109,298
Total cost of revenue	239,961	234,396	248,376

Gross margin	680,665	742,270	680,927

Operating expenses:
Sales and marketing (2) (3)	316,142	330,258	305,566
Research and development (2) (3)	182,774	182,774	187,390
General and administrative (2) (3)	102,008	102,008	101,487
Amortization of acquired intangible assets	17,786	17,786	23,566
Restructuring and other charges, net	45,464	45,464	1,846
Total operating expenses	664,174	678,290	619,855

Operating income	16,491	63,980	61,072
Other expense, net (3)	(29,974)	(30,126)	(33,085)
Income (loss) before income taxes	(13,483)	33,854	27,987
Provision (benefit) for income taxes (4)	23,803	14,931	(10,809)
Net income (loss)	$(37,286)	$18,923	$38,796

Earnings (loss) per share:
Basic	$(0.32)	$0.16	$0.33
Weighted average shares outstanding	117,636	117,636	115,915

Diluted	$(0.32)	$0.16	$0.33
Weighted average shares outstanding	117,636	118,664	117,687

(1)	See supplemental financial data for revenue by license, support, and professional services.
(2)	See supplemental financial data for additional information about stock-based compensation.
(3)	Periods prior to 2019 reflect immaterial expense reclassifications in connection with the adoption of new pension accounting prescribed in Accounting Standards Update 2017-07.
(4)	Our 2018 year-to-date tax rate includes a benefit of $7 million relating to the enactment of the Tax Cuts and Jobs Act.

PTC Inc.
SUPPLEMENTAL FINANCIAL DATA FOR REVENUE AND STOCK-BASED COMPENSATION
(in thousands)

Revenue by license, support and services is as follows:

	Three Months Ended
	June 29,	June 29,	June 30,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
License revenue (1)	$62,918	$163,220	$136,568
Support and cloud services revenue	190,487	118,719	137,051
Professional services revenue	42,081	40,471	41,158
Total revenue	$295,486	$322,410	$314,777

	NIne Months Ended
	June 29,	June 29,	June 30,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
License revenue (1)	$230,116	$493,256	$376,591
Support and cloud services revenue	566,053	364,972	424,671
Professional services revenue	124,457	118,438	128,041
Total revenue	$920,626	$976,666	$929,303

(1) Under ASC 605, we have classified all subscription revenue as license revenue.

The amounts in the income statement include stock-based compensation as follows:

	Three Months Ended
	June 29,	June 29,	June 30,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
Cost of software revenue	$1,219	$1,219	$948
Cost of professional services revenue	1,345	1,345	1,471
Sales and marketing	5,870	5,870	4,910
Research and development	4,761	4,761	3,283
General and administrative	2,039	2,039	6,046
Total stock-based compensation	$15,234	$15,234	$16,658

	Nine Months Ended
	June 29,	June 29,	June 30,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
Cost of software revenue	$3,722	$3,722	$3,267
Cost of professional services revenue	5,065	5,065	4,846
Sales and marketing	25,114	25,114	14,827
Research and development	14,851	14,851	9,626
General and administrative	22,856	22,856	19,449
Total stock-based compensation	$71,608	$71,608	$52,015

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	June 29,	June 29,	June 30,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605

GAAP revenue	$295,486	$322,410	$314,777
Fair value adjustment of acquired deferred subscription revenue	-	-	75
Fair value adjustment of acquired deferred services revenue	124	124	225
Non-GAAP revenue	$295,610	$322,534	$315,077

GAAP gross margin	$212,781	$241,177	$233,144
Fair value adjustment of acquired deferred revenue	124	124	300
Fair value adjustment to deferred services cost	(58)	(58)	(93)
Stock-based compensation	2,564	2,564	2,419
Amortization of acquired intangible assets included in cost of revenue	6,873	6,873	6,798
Non-GAAP gross margin	$222,284	$250,680	$242,568

GAAP operating income	$9,305	$32,370	$21,547
Fair value adjustment of acquired deferred revenue	124	124	300
Fair value adjustment to deferred services cost	(58)	(58)	(93)
Stock-based compensation	15,234	15,234	16,658
Amortization of acquired intangible assets included in cost of revenue	6,873	6,873	6,798
Amortization of acquired intangible assets	5,920	5,920	7,850
Acquisition-related and other transactional charges included in general and administrative costs	424	424	1,578
Restructuring and other charges, net	(9)	(9)	1,627
Non-GAAP operating income (1)	$37,813	$60,878	$56,265

GAAP net income (loss)	$(14,758)	$11,705	$16,997
Fair value adjustment of acquired deferred revenue	124	124	300
Fair value adjustment to deferred services cost	(58)	(58)	(93)
Stock-based compensation	15,234	15,234	16,658
Amortization of acquired intangible assets included in cost of revenue	6,873	6,873	6,798
Amortization of acquired intangible assets	5,920	5,920	7,850
Acquisition-related and other transactional charges included in general and administrative costs	424	424	1,578
Restructuring and other charges, net	(9)	(9)	1,627
Income tax adjustments (2)	13,121	1,683	(9,657)
Non-GAAP net income	$26,871	$41,896	$42,058

GAAP diluted earnings (loss) per share	$(0.13)	$0.10	$0.14
Fair value adjustment of acquired deferred revenue	-	-	-
Stock-based compensation	0.13	0.13	0.14
Amortization of acquired intangibles	0.11	0.11	0.12
Acquisition-related and other transactional charges	-	-	0.01
Restructuring and other charges, net	-	-	0.02
Income tax adjustments	0.11	0.01	(0.08)
Non-GAAP diluted earnings per share	$0.23	$0.36	$0.36

GAAP diluted weighted average shares outstanding	116,133	117,019	117,500
Dilutive effect of stock-based compensation plans	886	-	-
Non-GAAP diluted weighted average shares outstanding	117,019	117,019	117,500

(1)
Operating margin impact of non-GAAP adjustments:

	Three Months Ended
	June 29,	June 29,	June 30,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
GAAP operating margin	3.1%	10.0%	6.8%
Fair value adjustment of acquired deferred revenue	0.0%	0.0%	0.1%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%
Stock-based compensation	5.2%	4.7%	5.3%
Amortization of acquired intangibles	4.3%	4.0%	4.7%
Acquisition-related and other transactional charges	0.1%	0.1%	0.5%
Restructuring and other charges, net	0.0%	0.0%	0.5%
Non-GAAP operating margin	12.8%	18.9%	17.9%

(2) We have recorded a full valuation allowance against our U.S. net deferred tax assets. As we are profitable on a non-GAAP basis, the 2019 and 2018 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. Income tax adjustments reflect the tax effects of non-GAAP adjustments, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. We have also excluded a tax charge of $0.9M relating to the change in the functional currency of a wholly owned foreign subsidiary.

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Nine Months Ended
	June 29,	June 29,	June 30,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605

GAAP revenue	$920,626	$976,666	$929,303
Fair value adjustment of acquired deferred subscription revenue	66	66	266
Fair value adjustment of acquired deferred services revenue	529	529	706
Non-GAAP revenue	$921,221	$977,261	$930,275

GAAP gross margin	$680,665	$742,270	$680,927
Fair value adjustment of acquired deferred revenue	595	595	972
Fair value adjustment to deferred services cost	(220)	(220)	(293)
Stock-based compensation	8,787	8,787	8,113
Amortization of acquired intangible assets included in cost of revenue	20,432	20,432	20,029
Non-GAAP gross margin	$710,259	$771,864	$709,748

GAAP operating income	$16,491	$63,980	$61,072
Fair value adjustment of acquired deferred revenue	595	595	972
Fair value adjustment to deferred services cost	(220)	(220)	(293)
Stock-based compensation	71,608	71,608	52,015
Amortization of acquired intangible assets included in cost of revenue	20,432	20,432	20,029
Amortization of acquired intangible assets	17,786	17,786	23,566
Acquisition-related and other transactional charges included in general and administrative costs	1,215	1,215	1,718
Restructuring and other charges, net	45,464	45,464	1,846
Non-GAAP operating income (1)	$173,371	$220,860	$160,925

GAAP net income (loss)	$(37,286)	$18,923	$38,796
Fair value adjustment of acquired deferred revenue	595	595	972
Fair value adjustment to deferred services cost	(220)	(220)	(293)
Stock-based compensation	71,608	71,608	52,015
Amortization of acquired intangible assets included in cost of revenue	20,432	20,432	20,029
Amortization of acquired intangible assets	17,786	17,786	23,566
Acquisition-related and other transactional charges included in general and administrative costs	1,215	1,215	1,718
Restructuring and other charges, net	45,464	45,464	1,846
Income tax adjustments (2)	403	(20,857)	(20,738)
Non-GAAP net income	$119,997	$154,946	$117,911

GAAP diluted earnings (loss) per share	$(0.32)	$0.16	$0.33
Fair value adjustment of acquired deferred revenue	0.01	0.01	0.01
Stock-based compensation	0.60	0.60	0.44
Amortization of acquired intangibles	0.32	0.32	0.37
Acquisition-related and other transactional charges	0.01	0.01	0.01
Restructuring and other charges, net	0.38	0.38	0.02
Income tax adjustments	-	(0.18)	(0.18)
Non-GAAP diluted earnings per share	$1.01	$1.31	$1.00

GAAP diluted weighted average shares outstanding	117,636	118,664	117,687
Dilutive effect of stock-based compensation plans	1,028	-	-
Non-GAAP diluted weighted average shares outstanding	118,664	118,664	117,687

  (1) Operating margin impact of non-GAAP adjustments:

	Nine Months Ended
	June 29,	June 29,	June 30,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
GAAP operating margin	1.8%	6.6%	6.6%
Fair value adjustment of acquired deferred revenue	0.1%	0.1%	0.1%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%
Stock-based compensation	7.8%	7.3%	5.6%
Amortization of acquired intangibles	4.2%	3.9%	4.7%
Acquisition-related and other transactional charges	0.1%	0.1%	0.2%
Restructuring and other charges, net	5.0%	4.7%	0.2%
Non-GAAP operating margin	18.8%	22.6%	17.3%

(2) We have recorded a full valuation allowance against our U.S. net deferred tax assets. As we are profitable on a non-GAAP basis, the 2019 and 2018 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. Income tax adjustments reflect the tax effects of non-GAAP adjustments, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. We have also excluded a tax charge of $0.9M relating to the change in the functional currency of a wholly owned foreign subsidiary.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 29,	June 29,	September 30,
	2019	2019	2018
	ASC 606 (1)(2)	ASC 605	ASC 605

ASSETS

Cash and cash equivalents	$267,862	$267,862	$259,946
Marketable securities	54,626	54,626	55,951
Accounts receivable, net	321,426	111,165	129,297
Property and equipment, net	107,752	107,752	80,613
Goodwill and acquired intangible assets, net	1,428,423	1,428,423	1,382,659
Other assets	468,500	478,928	420,556

Total assets	$2,648,589	$2,448,756	$2,329,022

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$382,579	$550,933	$499,442
Debt, net of deferred issuance costs	698,916	698,916	643,268
Other liabilities	351,499	292,409	311,723
Stockholders' equity	1,215,595	906,498	874,589

Total liabilities and stockholders' equity	$2,648,589	$2,448,756	$2,329,022

 (1) The adoption of ASC 606 resulted in up front license recognition under our subscription contracts, resulting in unbilled receivables, and an increase in receivables previously included in other current assets under ASC 605 related to billed but uncollected support and subscription receivables that had corresponding deferred revenue. The adoption also resulted in a decrease in deferred revenue primarily due to the up front license recognition to accumulated deficit at the time of adoption related to on-premise subscription software licenses.
(2) Our consolidated balance sheet as of June 29, 2019 under ASC 606 is preliminary, pending final adjustments required as a result of our adoption of ASC 606 in the first quarter of 2019. We expect the adjustments to be finalized prior to the filing of our Form 10-Q for the third quarter of 2019.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2019	2018	2019	2018

Cash flows from operating activities:
Net income (loss)	$(14,758)	$16,997	$(37,286)	$38,796
Stock-based compensation	15,234	16,658	71,608	52,015
Depreciation and amortization	19,076	22,576	58,634	65,303
Accounts receivable	33,753	(10,832)	88,254	21,195
Accounts payable and accruals	8,550	243	(19,318)	(38,887)
Deferred revenue	(11,622)	23,767	25,325	82,794
Income taxes	2,900	(15,871)	(12,777)	(30,005)
Other (1)	14,452	(4,344)	55,489	(5,419)
Net cash provided by operating activities (3)	67,585	49,194	229,929	185,792

Capital expenditures	(8,311)	(7,527)	(59,579)	(18,666)
Acquisition of businesses, net of cash acquired (2)	(17,284)	-	(86,737)	(3,000)
Purchase of intangible asset	-	-	-	(3,000)
Borrowings (payments) on debt, net	(40,000)	50,000	55,000	(20,000)
Net proceeds associated with issuance of common stock	-	-	4,158	7,472
Repurchases of common stock	(25,001)	(100,000)	(89,995)	(100,000)
Payments of withholding taxes in connection with
vesting of stock-based awards	(9,700)	(10,855)	(44,191)	(44,797)
Proceeds from (purchase of) investments	-	(1,000)	(7,500)	(1,000)
Contingent consideration	-	(4,574)	(1,575)	(7,750)
Purchases of marketable securities, net	1,960	1,131	1,727	(4,423)
Other financing & investing activities	4,395	-	4,509	-
Foreign exchange impact on cash	(94)	(9,446)	2,143	(3,609)

Net change in cash, cash equivalents, and restricted cash (1)	(26,450)	(33,077)	7,889	(12,981)
Cash, cash equivalents, and restricted cash, beginning of period	295,432	301,305	261,093	281,209
Cash, cash equivalents, and restricted cash, end of period	$268,982	$268,228	$268,982	$268,228

(1) In the first quarter of fiscal 2019, we adopted Accounting Standards Update (ASU) 2016-18 - Statement of Cash Flows (Topic 230). In accordance with this guidance, we excluded the $0.1 million increase and $0.5 million increase related to the change in restricted cash from the change in other current assets for the three months and nine months ended June 30, 2018, respectively.
(2) On December 29, 2018, we acquired Frustum for $70 million, net of cash acquired.
(3) Our consolidated cash flows as of June 29, 2019 under ASC 606 is preliminary, pending final balance sheet adjustments required as a result of our adoption of ASC 606 in the first quarter of 2019, which will impact components of operating cash flow, but not total cash from operating activities. We expect the adjustments to be finalized prior to the filing of our Form 10-Q for the third quarter of 2019.